UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)           July 17, 2013

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2013-4

(Exact Name of Issuing Entity as Specified in its Charter)

Commission File Number of Issuing Entity: 333-180147-07

SANTANDER DRIVE AUTO RECEIVABLES LLC

(Exact Name of Depositor as Specified in its Charter)

Commission File Number of Depositor: 333-180147

SANTANDER CONSUMER USA INC.

(Exact Name of Sponsor as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity/Registrant)

37-6551404

(Issuing Entity’s I.R.S. Employer Identification No.)

c/o Santander Drive Auto Receivables LLC 8585 North Stemmons Freeway, Suite 1100-N Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

(214) 292-1930

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the issuance of the of Class A-1 0.25000% Auto Loan Asset Backed Notes, Class A-2 0.89% Auto Loan Asset Backed Notes, Class A-3 1.11% Auto Loan Asset Backed Notes, Class B 2.16% Auto Loan Asset Backed Notes, the Class C 3.25% Auto Loan Asset Backed Notes and the Class D 3.92% Auto Loan Asset Backed Notes (the “Publicly Registered Notes”) and the Class E 4.67% Auto Loan Asset Backed Notes by Santander Drive Auto Receivables Trust 2013-4 (the “Issuer”) described in the Final Prospectus Supplement dated July 11, 2013, the Registrant and/or the Issuer have entered into the agreements listed in Item 9.01(d) below. This Current Report on Form 8-K is being filed in connection with the execution of such agreements to satisfy an undertaking to file copies of certain agreements executed in connection with the issuance of the Publicly Registered Notes.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

4.1	Indenture, dated as of July 17, 2013, between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”).

10.1	Purchase Agreement, dated as of July 17, 2013 between Santander Consumer USA Inc. (“SCUSA”) and Santander Drive Auto Receivables LLC (“Santander Drive”).

10.2	Sale and Servicing Agreement, dated as of July 17, 2013 among the Issuer, Santander Drive, SCUSA and the Indenture Trustee.

10.3	Administration Agreement, dated as of July 17, 2013 among the Issuer, SCUSA, as administrator, and the Indenture Trustee.

10.4	Amended and Restated Trust Agreement, dated as of July 17, 2013, between Santander Drive and U.S. Bank Trust National Association, not in its individual capacity but solely as owner trustee for the Issuer.

Form 8-K re: transaction documents (post-closing)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 17, 2013	SANTANDER DRIVE AUTO RECEIVABLES LLC

	By:	/s/ Andrew Kang
	Name:	Andrew Kang
	Title:	Vice President

Form 8-K re: transaction documents (post-closing)